Exhibit 10.2

EXECUTION VERSION

SECOND FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made as of October 1, 2021 (the “Forbearance Effective Date”), by and among TPHGREENWICH SUBORDINATE MEZZ LLC, a Delaware limited liability company (“Borrower”), trinity place holdings inc., a Delaware corporation (“Indemnitor”), TPHS Lender II LLC, a Delaware limited liability company, as lender (“Lender”) and TPHS Lender II LLC, a Delaware limited liability company, as administrative agent for the benefit of Lender (“Administrative Agent”). Borrower and Indemnitor are herein referred to individually as a “Borrower Party” and collectively as the “Borrower Parties”. Lender and Administrative Agent are herein referred to individually as a “Lender Party” and collectively as the “Lender Parties”.

RECITALS:

A.             Reference is hereby made to that certain Mezzanine Loan Agreement dated as of December 22, 2020 by and among Borrower, Lender and Administrative Agent (as the same may be further amended, restated, replaced or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender made a mezzanine loan in the original principal amount of $7,500,000.00 (the “Loan”) to Borrower. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

B.              The Loan is evidenced by that certain Mezzanine Promissory Note, dated as of December 22, 2020 in the original principal amount of $7,500,000.00 made by Borrower payable to the order of Lender (the “Note”).

C.              The Loan is secured in part by 100% of the limited liablility company interest in Mortgage Pledgor, pursuant to that certain Pledge and Security Agreement, dated as of December 22, 2020, made by Borrower for the benefit of Administrative Agent (the “Pledge Agreement”).

D.             The Loan is further secured by (i) that certain Mezzanine Environmental Indemnification Agreement dated as of December 22, 2020 executed by Borrower and Indemnitor in favor of Administrative Agent for the benefit of Lender (the “Environmental Indemnity”), (ii) that certain Mezzanine Recourse Guaranty Agreement dated as of December 22, 2020 made by Indemnitor in favor of Administrative Agent for the benefit of Lender (the “Recourse Guaranty”), (iii) that certain Mezzanine Equity Funding Guaranty dated as of December 22, 2020 made by Indemnitor in favor of Administrative Agent for the benefit of Lender (the “Equity Funding Guaranty”), (iv) the Mezzanine Carry Guaranty dated as of December 22, 2020 made by Indemnitor in favor of Administrative Agent for the benefit of Lender (the “Carry Guaranty”), and (v) that certain Mezzanine Guaranty of Payment and Completion dated as of December 22, 2020 made by Indemnitor in favor of Administrative Agent for the benefit of Lender (the “Completion Guaranty”).

E.              As used herein, the Loan Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Recourse Guaranty, the Equity Funding Guaranty, the Carry Guaranty, the Completion Guaranty and all other instruments evidencing, securing or pertaining to the Loan, now or from time to time hereafter executed and delivered to Lender in connection with the Loan, are referred to collectively herein as the “Loan Documents”.

F.              Reference is hereby made to (i) that certain Master Loan Agreement dated as of December 22, 2017 by and among TPHGreenwich Owner LLC (“Mortgage Borrower”) and Massachussets Mutual Life Insurance Company (“Mortgage Lender”), (as amended by that certain (i) letter agreement dated as of March 20, 2019 by and between Mortgage Borrower and Mortgage Lender, (ii) letter agreement dated as of July 12, 2019 by and between Mortgage Borrower and Mortgage Lender, (iii) First Amendment to Master Loan Agreement dated as of December 22, 2020 by and between Mortgage Borrower and Mortgage Lender, and (iv) Second Amendment to Master Loan Agreement dated as of May 12, 2021 by and between Mortgage Borrower and Mortgage Lender (as amended, the “Master Loan Agreement”), (ii) that certain Building Loan Agreement dated as of December 22, 2017 by and between Mortgage Borrower and Mortgage Lender, as amended by that certain (i) First Amendment to Building Loan Agreement dated as of September 30, 2019 by and between Mortgage Borrower and Mortgage Lender and (ii) Second Amendment to Building Loan Agreement dated as of December 22, 2020 by and between Mortgage Borrower and Mortgage Lender (as amended, the “Building Loan Agreement”), and (iii) that certain Project Loan Agreement dated as of December 22, 2017 by and between Mortgage Borrower and Mortgage Lender, as amended by that certain First Amendment to Project Loan Agreement dated as of December 22, 2020 by and between Mortgage Borrower and Mortgage Lender (as amended, the “Project Loan Agreement”; together with the Master Loan Agreement and the Building Loan Agreement, collectively, the “Mortgage Loan Agreement”), pursuant to which Mortgage Lender agreed to make (x) a term loan in the original principal amount of $32,302,285.00, (y) a building loan in the original principal amount of up to $128,197,878.00, and (z) a project loan in the original principal amount of up to $28,999,837.00, to Mortgage Borrower.

G.             Reference is hereby also made to that certain Third Forbearance Agreement, made as of October 1, 2021, by and among Mortgage Borrower, Indemnitor and TPHGreenwich Mezz LLC, Mortgage Lender (the “Mortgage Forbearance Agreement”).

H.             The Borrower Parties and the Lender Parties entered into that certain Forbearance Agreement dated as of June 30, 2021 (the “First Forbearance Agreement”) pursuant to which First Forbearance Agreement the Lender Parties agreed to temporarily forbear from exercising their rights and remedies under the Loan Documents and/or applicable law (subject to the terms and conditions set forth in the First Forbearance Agreement) with respect to the following defaults and/or Events of Default existing under the Loan Agreement as of the date of the First Forbearance Agreement (collectively, the “Pre-Existing Defaults”): (i) Mortgage Borrower failed to achieve Milestone Construction Hurdle 2 by the applicable Outside Milestone Date of July 1, 2021, (ii) Mortgage Borrower failed to satisfy the Sales Pace Covenant, by failing to satisfy the Second Test of the Sales Pace Covenant and failing to pay down the Loan in the amount required by the Master Loan Agreement upon such failure, and (iii) Indemnitor’s failure to meet the Indemnitor’s Financial Covenants as a result of Indemnitor’s failure to maintain Liquidity (as defined in the Recourse Guaranty Agreement) of no less than $8,000,000 as required under Section 12(b)(i) of the Recourse Guaranty Agreement.

I.               The Borrower Parties acknowledge the Pre-Existing Defaults continue to exist as of the Forbearance Effective Date.

J.               The Borrower Parties also acknowledge that (i) Mortgage Borrower cannot satisfy the Sales Pace Covenant because it cannot satisfy the Third Test of the Sales Pace Covenant on or before October 2, 2021 and Mortgage Borrower cannot pay down the Mortgage Loan in the amount required pursuant by the Mortgage Loan Agreement, and the Borrower Parties and the Lender Parties have agreed that such failure shall be treated as an Event of Default existing as of the Forbearance Effective Date (the “Third Test Sales Pace Covenant Default” and, together with the Pre-Existing Defaults, the “Existing Defaults”) and (ii) with respect to the Mortgage Loan Agreement, those certain “Existing Defaults” as defined in the Mortgage Forbearance Agreement exist as of the Forbearance Effective Date.

K.             The Borrower Parties have requested, and the Lender Parties have agreed, to forbear from exercising its rights and remedies under the Loan Documents and/or applicable law with respect to the Existing Defaults, subject to the terms and conditions set forth herein.

NOW THEREFOR, in consideration of the promises set forth above and the covenants and agreements hereafter set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged by all parties, it is agreed as follows:

1.              Incorporation of Recitals. The Parties hereby represent and acknowledge that the foregoing recitals are true and accurate, and said foregoing recitals are hereby incorporated herein as part of this Agreement as though set forth at length herein.

2.              Forbearance. Notwithstanding the Existing Defaults, and subject to the provisions of this Agreement, the Lender Parties agree that, until the expiration or earlier termination of the Forbearance Period (as defined below), the Lender Parties will forbear from exercising their rights and remedies under the Loan Documents and/or applicable law solely with respect to the Existing Defaults; provided, however, that nothing herein shall restrict, impair or otherwise affect the exercise of the Lender Parties’ rights under this Agreement; and provided, further, that no such forbearance shall constitute a waiver with respect to the Existing Defaults (other than as set forth in the following sentence). Notwithstanding anything to the contrary contained herein, if, on or prior to the expiration (but not earlier termination) of the Forbearance Period, the Borrower Parties have satisfied the conditions to such forbearance set forth in Section 4 below, the Lender Parties shall be deemed to have waived the Existing Defaults and shall have no right to exercise any rights or remedies under the Loan Documents and/or applicable law solely with respect to the Existing Defaults; provided that to the extent that any Borrower Party makes any payment(s) to the Lender Parties which payment(s) or any portion thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required, in connection with any bankruptcy, insolvency, reorganization, dissolution, liquidation or other like proceeding or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment(s) had not been made and the Borrower Parties shall be primarily liable for the revived obligations. The foregoing sentence shall not be construed and is not intended to preclude the Lender Parties from exercising their rights and remedies under the Loan Documents and/or applicable law with respect to the existence of the Existing Defaults after the expiration (other than expiration after satisfaction of the conditions to forbearance as set forth above) or earlier termination of the Forbearance Period.

3.              Forbearance Period. The “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date of the First Forbearance Agreement and ending on October 29, 2021 at 5:00 p.m. EST. In no event shall the Forbearance Period be extended. Notwithstanding the foregoing, the Forbearance Period shall immediately terminate upon (i) the occurrence of any Event of Default other than the Existing Defaults, (ii) the failure of Borrower to satisfy the then applicable conditions to forbearance as set forth in this Agreement, time being of the essence with respect to such satisfaction, (iii) the failure of any representation or warranty made by the Borrower Parties in Section 7 of this Agreement to be true and correct in all material respects, or (iv) the occurrence of a “Termination Event” as defined in the Mortgage Forbearance Agreement or any other termination of the “Forbearance Period” as defined in the Mortgage Forbearance Agreement (each referred to herein individually and collectively as a “Termination Event”). Upon the expiration or earlier termination of the Forbearance Period as a result of the occurrence of a Termination Event, the Lender Parties may pursue and/or commence any legal or other action to enforce and collect any or all of the Borrower Parties’ obligations under the Loan Documents, which shall include, without limitation, the right to collect interest at the Default Rate on a retroactive basis from and including June 30, 2021.

4.              Conditions to Forbearance. As a material inducement for the Lender Parties to enter this Agreement and to forbear from enforcing its rights under the Loan Documents during the Forbearance Period on the terms set forth in this Agreement, and as an express condition of such forbearance, the Borrower Parties agree as follows:

a.	The Borrower Parties shall continue to perform all duties and observe all covenants and conditions set forth in the Loan Documents and this Agreement; provided, that Indemnitor shall not be required to satisfy the liquidity requirement set forth in Section 12 of the Recourse Guaranty during the Forbearance Period;

b.	All out-of-pocket attorneys’ fees and costs (i) incurred by the Lender Parties prior to September 30, 2021 and which have not been presented to Borrower by Administrative Agent for payment on or prior to the execution of this Agreement, and/or (ii) incurred by the Lender Parties as a result of entering into or with respect to this Agreement, shall be reimbursed to Administrative Agent by the Borrower Parties on or before the earlier to occur of the expiration or earlier termination of the Forbearance Period and ten (10) days after Administrative Agent’s written demand therefor; provided that Administrative Agent provides reasonably satisfactory evidence of such out-of-pocket attorneys’ fees and costs;

c.	Borrower shall continue to diligently and in good faith pursue completion of Milestone Construction Hurdle 8;

d.	This Agreement is countersigned by the Borrower Parties on or prior to October 8, 2021;

e.	The “Borrower Parties” as defined in the Mortgage Forbearance Agreement shall comply with Section 4 of the Mortgage Forbearance Agreement;

f.	Borrower hereby waives any notice and/or cure periods set forth in the Loan Documents solely with respect to the Existing Defaults.

5.              Time of the Essence. Time is of the essence in this Agreement.

6.              Default Interest. Notwithstanding the terms of any forbearance herein, Borrower acknowledges and agrees that interest at the Default Rate began accruing on June 30, 2021 on the then outstanding principal balance of the Loan and shall continue to accrue on and after the Forbearance Effective Date, which amounts shall constitute additional Indebtedness evidenced by the Note and shall be secured by the Loan Documents. Subject to the satisfaction of all conditions to forbearance set forth herein prior to the expiration of the Forbearance Period, the Lender Parties shall waive Borrower’s obligation to pay interest calculated at the Default Rate (and Administrative Agent shall accept payments of interest calculated at the Contract Rate during the Forbearance Period in lieu thereof); provided, however, that in the event that all conditions to forbearance set forth in this Agreement are not satisfied prior to the expiration (or earlier termination) of the Forbearance Period, in addition to all of the other obligations of the Borrower Parties set forth in the Loan Documents, all interest from and after June 30, 2021 shall be calculated at the Default Rate and become immediately due and payable by Borrower, without notice or cure period.

7.              Representations and Warranties. Each of the Borrower Parties hereby represents and warrants as follows, as of the Forbearance Effective Date:

a.	Except for the Existing Defaults, no Event of Default has occurred and is continuing.

b.	Such Borrower Party is not presently aware of the existence of any default other than the Existing Defaults (without any duty to investigate).

c.	Each of the representations and warranties made in the Loan Documents are true, correct and complete as of the Forbearance Effective Date as if made on the Forbearance Effective Date (subject to such changes as may have resulted from acts, omissions, events or circumstances that do not have a Material Adverse Effect and do not constitute a Potential Event of Default or Event of Default under the Loan Documents) (except no certification is made with respect to representations and warranties which are made as to a specific date).

d.	The execution, delivery and performance of such Borrower Party of this Agreement has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable.

8.            Intentionally Omitted.

9.            Release of Lender Parties. The Borrower Parties hereby release, acquit and forever discharge the Lender Parties from any and all claims, demands, debts, actions, causes of action, suits, defenses, offsets against the Indebtedness and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including without limitation, such claims and defenses as fraud, mistake, duress, usury and any other claim of so-called “lender liability”, which the Borrower Parties ever had, now have or might hereafter have against the Lender Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring prior to the Forbearance Effective Date in respect of (i) the Lender Parties’ administration of the Loan, (ii) the Loan Documents, (iii) this Agreement, (iv) the Mortgaged Property and the Collateral and (v) the Indebtedness.

10.          Ratification of Liability. Each Borrower Party hereby ratifies and reaffirms all of its payment and performance obligations (including, without limitation, any indemnification obligations) under the Loan Documents to which it is a party.

11.          Payment Statements and Other Financial Information. From time to time, Administrative Agent sent and will send to Borrower billing statements, payoff information or other financial data (collectively, the “Financial Reports”). The Financial Reports are generated for Borrower’s information and convenience only, and do not waive, amend or alter Borrower’s or Indemnitor’s obligations under the Loan Documents. Thus, to the extent that the Financial Reports are inconsistent with any term of the Loan Documents or to the extent that the Financial Reports do not accurately reflect balances and any charges to which the Lender Parties are entitled under the Loan Documents, the Loan Documents shall control in every instance. By means of example, and without limitation, the Financial Reports may fail to include prepayment premiums, late charges or default interest charges. Borrower and Indemnitor each acknowledge and agree that (a) acceptance from time to time by the Lender Parties, or by DK or Administrative Agent’s servicer (the “Servicer”) on behalf of Administrative Agent, of any payment by any of Borrower or Indemnitor (or any party on their behalf) of an amount less than the amount then due under the Loan Documents at such time shall be deemed acceptance on account only and shall not be deemed to waive any of the Lender Parties’ rights or remedies under the Loan Documents to require payment in full of all amounts due at such time or of any of the Lender Parties’ rights to require strict compliance with the terms of the Loan Documents by Borrower or Indemnitor, and (b) after the occurrence of an Event of Default (as defined in the Loan Documents), any payments or other amounts received or accepted or both by Administrative Agent, DK or Servicer on behalf of Lender, may be applied by Administrative Agent toward payment of amounts due under the Loan Documents and/or this Agreement in such order as Administrative Agent may elect in its sole discretion, from time to time.

12.          Cooperation. Borrower will use commercially reasonable efforts to cooperate, and cause Mortgage Borrower to cooperate, with the Lender Parties, DK and Servicer to allow them to conduct environmental site assessments, site inspections, structural studies, appraisals and other evaluations of the Premises reasonably requested by the Lender Parties. Furthermore, each of Borrower and Indemnitor agrees to furnish the Lender Parties, DK and Servicer, upon the reasonable request of any of them, with financial statements for Borrower and/or Indemnitor, which financial statements are current, complete and accurate in all material respects, and with current operating statements and balance sheets for the operation of the Premises.

13.          No Amendments; Reservation of Rights; No Waiver. This Agreement shall not be deemed to operate as an amendment of or waiver of, or to prejudice, any right, power, privilege or remedy of the Lender Parties under the Loan Documents or applicable law (including, without limitation, the right to enforce any and all conditions to Disbursements to Borrower and/or disbursement of any reserve accounts established pursuant to the Loan Agreement), nor shall entering into this Agreement preclude the Lender Parties from refusing to enter into any amendments or further forbearances with respect to the Loan. Other than expressly provided herein, this Agreement shall not constitute a forbearance with respect to (i) any failure by the Borrower Parties to comply with any covenant or other provision in the Loan Documents or (ii) the occurrence or continuance of any present or future default or Event of Default.

14.          Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute a single agreement. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The parties hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of the parties’ execution of this Agreement.

15.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

16.          Authority. Each party hereto (i) represents and warrants that it is authorized to enter into this Agreement, and (ii) acknowledges that the other party to this Agreement has relied upon such representation and warranty.

17.          Entire Agreement. This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth and contemplated herein.

18.          Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

19.          Further Assurances. The Borrower Parties agree to take all further actions and execute all further documents as the Lender Parties may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

20.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

21.          Corporate Credit Agreement. For so long as the Forbearance Period shall be continuing, each of TPHS Lender LLC, as lender under the Corporate Credit Agreement and Trimont Real Estate Advisors LLC, as administrative agent under the Corporate Credit Agreement, at the direction of lender under the Corporate Credit Agreement, acknowledges and agrees that no Event of Default (as defined in the Corporate Credit Agreement) shall be deemed to have occurred as a result of the Existing Defaults.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the Forbearance Effective Date.

BORROWER:

TPHGREENWICH SUBORDINATE MEZZ LLC, a Delaware limited liability company

By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer

INDEMNITOR:

TRINITY PLACE HOLDINGS INC., a Delaware corporation

By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer

[Signature page continues on next page]

LENDER:

TPHS LENDER II LLC, a Delaware limited liability company

By: Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
	Name:	Joshua D. Morris
	Title:	Manager

ADMINISTRATIVE AGENT:

TPHS LENDER II LLC, a Delaware limited liability company

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
	Name:	Joshua D. Morris
	Title:	Manager

[Signature page continues on next page]

ACKNOWLEDGED AND AGREED SOLELY FOR THE PURPOSES OF PARAGRAPH 21:

CORPORATE FACILITY LENDER:

TPHS LENDER LLC,
as lender

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
	Name:	Joshua D. Morris
	Title:	Manager

CORPORATE FACILITY ADMINISTRATIVE AGENT:

TRIMONT REAL ESTATE ADVISORS, LLC,
as administrative agent

By:	/s/ Brian P. Ward
	Name:	Brian P. Ward
	Title:	Authorized Signatory